SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) November 22, 1999
                               (November 18, 1999)

                            Seneca Foods Corporation
             (Exact name of registrant as specified in its charter)

                           New York 0-1989 16-0733425
         (State or other jurisdiction of (Commission (I. R. S. Employer incorporation or organization) File Number) Identification No.)

              1162 Pittsford-Victor Road, Pittsford, New York 14534
               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 716/385-9500


                                 Not Applicable
               Former name, former address and former fiscal year,
                          if changed since last report


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                                    Form 8-K

                            Seneca Foods Corporation


Item 5. Other Events

On November 18 1999, the Registrant acquired certain assets of the Midwest private label canned vegetable business, of the Agrilink Foods, Inc., a wholly owned subsidiary of Pro-Fac Cooperative. The Registrant purchased a plant and equipment in Arlington, Minnesota and inventories of the acquired business. The annual sales of this business are approximately $73 million. The purchase price was approximately $48 million, partially funded by a subordinated note for $4,978,072 and the balance paid in cash.

The Registrant also entered into a commitment to purchase Agrilink Food's Cambria, Wisconsin plant if Agrilink elects to sell that plant to the Registrant before a prescribed date. Agrilink has concurrently entered into a letter of intent to sell the Cambria plant to another buyer.

Item 7. Financial Statements and Exhibits

The Press Release announcing the purchase from Agrilink Foods, Inc. is attached hereto as Exhibit 20.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                       Seneca Foods Corporation
                                                              (Registrant)

                                                         /s/Kraig H. Kayser
November 22, 1999                                        Kraig H. Kayser
                                                         President and
                                                         Chief Executive Officer



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